Revenue By Product Segment
WAVE
®
Mutation Detection Systems,
Consumables and SURVEYOR
®
Nuclease
Instrument Sales: $5.1M
Service Revenue: $5.4M
Consumable Sales: $8.7M
Pharmaceutical
and Academic
Services Lab
$1M
Molecular
Diagnostic
Laboratory
$1.7M
Cytogenetic
Instrumentation
$1.2M
2007 Forecast
$23.1M
EXHIBIT 99.1

0 100 200 300 400 500 600 1Q '06 2Q '06 3Q '06 4Q '06 1Q '07 2Q '07 3Q '07 4Q '07 Molecular Diagnostic Laboratory Revenue ($K) Forecast

0 100 200 300 400 500 1Q '06 2Q '06 3Q '06 4Q '06 1Q '07 2Q '07 3Q '07 4Q '07 Pharmacogenetics Revenue ($K) Forecast

Pathway to Success
• Company Initiatives
– Expand Molecular Diagnostics sales team
– Leverage mitochondrial testing expertise to
expand menu tests ordered
– Upgrade management team
– Cash Retention
– Reduced operating expenses $1.7 million
– Trending to profitable performance

Revenue
Net Income (Loss)
Cash Position
30.0
25.0
20.0
15.0
10.0
5.0
0.0
(5.0)
(10.0)
(15.0)
(20.0)
(25.0)
(30.0)
(35.0)
(40.0)
$ in U.S. millions
2003
2004
2005
2006
2007
(Forecast)

TRANSGENOMIC®
the power of discovery

Historical Financial Summary

2008 Outlook • Revenue: Double-digit Growth • Continue Operating Efficiency Efforts • Profitable • Positive Cash Flow